SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Parkwood Circle
Suite 500
Atlanta, Georgia
(Address of principal executive offices)
30339
(Zip code)
(770) 693-5950
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Effective as of July 31, 2007, Numerex Corp. (the “Company”) and a wholly-owned subsidiary of the Company entered into an Asset Purchase Agreement (the “Agreement”) with Orbit One Communications, Inc. (“Orbit One”) to acquire substantially all of the assets of Orbit One for an aggregate purchase price consisting of cash and the Company’s Class A common stock. There are no material relationships among the Company and Orbit One or any of their respective affiliates or any of the parties to the Agreement and the related agreements, other than in respect of such agreements themselves.
     Pursuant to the Agreement, Orbit One received $5.5 million in cash upon the closing of the acquisition and will receive an additional $500,000 within 60 days of closing, following certain post-closing working capital adjustments. Upon the satisfaction of certain business objectives, Orbit One will receive an additional cash payment of $2 million. Additionally, upon achievement of certain revenue and EBITDA performance objectives and milestones, Orbit One is entitled to earn-out payments of up to 1,100,000 shares of the Company’s Class A common stock. If the performance targets are exceeded, Orbit One may receive up to an additional 471,729 shares of the Company’s Class A common stock and an additional cash payment of $2.5 million. The earn-out milestones are measured over three periods: (i) from the closing date of the transaction through December 31, 2007; (ii) calendar year 2008; and (iii) calendar year 2009. The Company and Orbit One entered into an escrow agreement, whereby 10% of the cash payments not subject to performance-related milestones was placed in escrow for one year from the closing date in order to settle any indemnification claims under the Agreement and subject to the limitations described therein.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. A copy of the Company’s press release announcing the acquisition, dated August 2, 2007, was filed on a Current Report on Form 8-K on August 3, 2007 and is incorporated herein by reference.
     The Company’s wholly-owned subsidiary, Orbit One Communications, LLC (“Orbit One LLC”), acquired Orbit One’s assets and will continue to operate Orbit One’s business. In addition, Orbit One LLC assumed Orbit One’s agreement with Stratix Corporation (“Stratix”), under which Orbit One acts as a subcontractor and Stratix acts as the prime contractor with the Department of Homeland Security’s Federal Emergency Management Agency. The Stratix agreement provides for the implementation, operation and support for the FEMA Logistics Total Asset Visibility (TAV) system. The TAV system provides near real-time asset and commodity visibility tracking and improves speed, performance and accountability for the receiving, inventorying, deployment and distribution of critical assets and commodities. Orbit One provides the satellite tracking hardware, messaging and data software delivery solutions as part of this overall asset management program. The initial term of the Stratix agreement is June 1, 2007 to December 31, 2007, with two follow-on option periods of twelve months (from January 1, 2008 to December 31, 2008) and five months (from January 1, 2009 to May 31, 2009), respectively.
     In connection with the execution of the Agreement, the Company entered into a severance and non-competition agreement (the “Ronsen Severance Agreement”) with David Ronsen, the former President of Orbit One who will serve as the President of the Orbit One division. Mr. Ronsen will receive an annual base salary, be eligible for an annual cash bonus upon the achievement of financial milestones and be eligible to participate in the Company’s management bonus program. Mr. Ronsen will receive the customary medical and health benefits. Mr. Ronsen’s employment is terminable by either the Company or by Mr. Ronsen. Mr. Ronsen has agreed not to compete with the Company or solicit or solicit any employee, customer or joint venture partner of the Company, its subsidiaries and affiliates for the later of (i) a time period of varying lengths not to exceed two years following his termination (depending on the nature of the termination) or (ii) December 31, 2010.
     If Mr. Ronsen’s employment is terminated for “cause” due to the failure of the Orbit One division to achieve certain EBITDA or revenue targets, he will be entitled to six months salary as severance. If Mr. Ronsen’s employment is terminated by the Company without cause or by Mr. Ronsen for “good reason” (as such term is defined in the Ronsen Severance Agreement), then Mr. Ronsen is entitled to receive his base salary and all medical and health benefits for six months following the termination date. Additionally, upon termination without cause or for “good reason,” the Ronsen Severance Agreement provides that Mr. Ronsen will have been deemed to have earned the stock and cash based portions of the earn-out set forth in the Agreement.

     The Company also entered into severance and non-competition agreements with other former executives of Orbit One who will become employees at the Company’s Orbit One division. The terms of each agreement are substantially similar to the Ronsen Severance Agreement, except that neither employee is entitled to an acceleration of the earn-out payments specified under the Agreement upon their termination without cause or for “good reason.”
Item 3.02 Unregistered Sales of Equity Securities.
     As described above in Item 1.01 and Item 2.01 regarding the Company’s acquisition of Orbit One, the Agreement provides for the issuance of shares of the Company’s Class A common stock upon achievement of certain earn-out milestones. Upon the successful achievement of those milestone, Orbit One is entitled to receive up to 1,571,429 shares of the Company’s Class A common stock.
     Each of the Orbit One stockholders represented their intention to acquire the securities for their own account for investment purposes and not with a view to the distribution thereof other than in accordance with applicable law. Appropriate legends will be affixed to the stock certificates issued in the transaction. Orbit One either received or had access to adequate information concerning the Company’s shares to be issued upon satisfaction of the earn-out.
     The Company also entered into a registration rights agreement with Orbit One, pursuant to which Orbit One was granted limited piggyback registration rights and obligating us to use our reasonable best efforts to cause the issued shares to be included in any such applicable registration statement. Such piggyback registration rights are subordinate to the obligations of the Company to Laurus Master Fund, Ltd. (“Laurus”) and will not take effect until the Company’s obligations to Laurus are satisfied in full.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Numerex intends to provide the financials of Orbit One for the periods specified in Rule 3-05 of Regulation S-K under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of Form 8-K.
(b) Pro Forma Financial Information.
Numerex intends to provide the pro forma financials of Orbit One for the periods specified in Rule 3-05 of Regulation S-K under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of Form 8-K.
(d) Exhibits.

2.1 *	Asset Purchase Agreement, by and between Orbit One Communications LLC and Orbit One Communications, Inc., dated as of July 31, 2007

99.1	Press Release, dated August 2, 2007 (incorporated by reference from the Current Report on Form 8-K filed on August 3, 2007)

*	The Registrant omitted the schedules and exhibits to the Asset Purchase Agreement, pursuant to Item 601(b)(2) of Regulation S-K, and shall furnish supplementally to the SEC copies of any schedule or exhibit upon request by the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.
Date: August 6, 2007	/s/ Alan B. Catherall
Alan B. Catherall
Chief Financial Officer

Exhibit Index

2.1 *	Asset Purchase Agreement, by and between Orbit One Communications LLC and Orbit One Communications, Inc., dated as of July 31, 2007

99.1	Press Release, dated August 2, 2007 (incorporated by reference from the Current Report on Form 8-K filed on August 3, 2007)

*	The Registrant omitted the schedules and exhibits to the Asset Purchase Agreement, pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any schedule or exhibit upon request by the SEC.